UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2013 (September 17, 2013)

____________________

ENTERPRISE BANCORP, INC.
(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)

(978) 459-9000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d)    Effective September 17, 2013, in accordance with authority provided under the By-Laws of Enterprise Bancorp, Inc. (the “Company”) and of its wholly owned subsidiary, Enterprise Bank and Trust Company (the “Bank”), John A. Koutsos was elected to the Board of Directors of both the Company and the Bank by a vote adopted jointly by the Board of Directors of both entities. Mr. Koutsos was elected to the class of directors whose term expires in 2014.

Mr. Koutsos is the third generation owner and operator of Alec's Shoe Store, Inc., in downtown Nashua, New Hampshire. Alec's Shoes is recognized as a leader in its industry, having received Retailer of the Year Awards from both the New Hampshire Retail Merchants Association and the Boston Shoe Travelers Association. Mr. Koutsos graduated from the University of New Hampshire's Whittemore School of Business and Economics. Active in local affairs, he is a lifelong Nashua resident and currently serves on the City of Nashua's Downtown Improvement Committee and the Board of The Village Network at Life Coping.

Mr. Koutsos does not have any arrangement or understanding with any other person pursuant to which such newly elected director has been elected to the Board of Directors of the Company and the Bank.

Mr. Koutsos has not entered into, or become eligible to participate in, any material plan, contract or arrangement with or offered by the Company or the Bank in connection with such newly elected director having been elected to the Board of Directors, other than eligibility to receive fees in the ordinary course for services as a director, and there has not been any grant or award of any equity or other compensation made by the Company or the Bank to Mr. Koutsos as a result of such newly elected director's election to the Board.

Mr. Koutsos has not been appointed to any Board committees as of the date of this report, and neither the Company nor the Bank has yet identified any Board committees to which Mr. Koutsos is expected to be appointed to as of this time.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits
(a)         Not applicable
(b)         Not applicable
(c)         Not applicable
(d)         The following exhibit is included with this report:

Exhibit 99.1 - Press release for appointment of director John A. Koutsos

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: September 19, 2013	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer
and Chief Financial Officer

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